
<ARTICLE>                  5

<PERIOD-TYPE>                                        9-MOS
<FISCAL-YEAR-END>                                    MAR-31-1997
<PERIOD-END>                                         DEC-31-1996
<CASH>                                               378,569
<SECURITIES>                                         1,079,478
<RECEIVABLES>                                        23,259
<ALLOWANCES>                                         000
<INVENTORY>                                          000
<CURRENT-ASSETS>                                     268,151<F1>
<PP&E>                                               16,201,490
<DEPRECIATION>                                       000
<TOTAL-ASSETS>                                       39,022,830<F2>
<CURRENT-LIABILITIES>                                5,029,689<F3>
<BONDS>                                              000
<PREFERRED-MANDATORY>                                000
<PREFERRED>                                          000
<COMMON>                                             000
<OTHER-SE>                                           23,673,595
<TOTAL-LIABILITY-AND-EQUITY>                         39,022,830<F4>
<SALES>                                              000
<TOTAL-REVENUES>                                     1,527,408<F5>
<CGS>                                                000
<TOTAL-COSTS>                                        000
<OTHER-EXPENSES>                                     2,285,147<F6>
<LOSS-PROVISION>                                     000
<INTEREST-EXPENSE>                                   803,624
<INCOME-PRETAX>                                      000
<INCOME-TAX>                                         000
<INCOME-CONTINUING>                                  000
<DISCONTINUED>                                       000
<EXTRAORDINARY>                                      000
<CHANGES>                                            000
<NET-INCOME>                                         (3,100,244)<F7>
<EPS-PRIMARY>                                        (45.11)
<EPS-DILUTED>                                        000

<F1>Included  in current assets:  Mortgagee  escrow  deposits  $135,965,  Tenant security  deposits  $89,406 and Other current assets  $42,780.
<F2>Included  in total assets:  Investments in Local Limited Partnerships
$20,862,051,  Deferred charges, net $209,832.
<F3>Included in Current Liabilities:  Accounts payable to affiliates  $293,746,
Accounts payable and accrued expenses $433,401, Current portion of debt $3,591,709, Interest payable of $620,811 and Tenant security deposits payable of $90,022.
<F4>Included  in Total  Liabilities  and Equity: Payable to affiliated developer
$2,482,000, $7,483,918 of long-term debt and Minority interest in Local Limited Partnerships $353,628.
<F5>Total  revenue includes: Rental $1,334,813, Investment $71,936,
Other $120,659.
<F6>Included in Other Expenses:  Asset  management  fees,  related party
$193,029, General and administrative $261,054, Bad debt $254,331, Property management fees $97,069, Rental operations, exclusive of depreciation $823,786, Depreciation $568,790 and Amortization $87,088.
<F7>Net loss reflects:  Equity in losses of Local Limited Partnerships of
$1,606,673 and Minority interest in losses of Local Limited Partnerships
$67,792.

